UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2020

IOTA COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27587	22-3586087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 1010
Allentown, PA 18101
(Address of principal executive offices)

Registrant’s telephone number, including area code: (855) 743-6478

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 4, 2020, the Board of Directors of Iota Communications, Inc. (the “Company”), after discussion with management of the Company and the Company’s independent registered public accounting firm, Friedman LLP, concluded that the Company’s previously issued unaudited condensed consolidated interim financial statements as of and for the three and six months ended November 30, 2019 included in the Company’s Quarterly Report on Form 10-Q and Form 10-Q/A for such period filed with the Securities and Exchange Commission (the “SEC”) on January 22, 2020, should no longer be relied upon. Similarly, management’s reports on the effectiveness of internal controls over financial reporting, earnings releases, and investor communications describing the financial statements for this period should no longer be relied upon.

In a press release dated November 13, 2019, the Company provided an update on the status of its balance sheet improvement initiative and its targeted removal of $100 million of debt during fiscal year 2020. In connection with this initiative, the Company settled the outstanding revenue-based note liability in connection with its Solutions Pool Program in the amount of $6.3 million, net of unamortized deferred financing costs, during the fiscal quarter ended November 30, 2019. The Company has determined that it failed to disclose and properly record the extinguishment of these revenue-based notes in exchange for future cash consideration of approximately $3.4 million and shares of its common stock valued at approximately $7.0 million as of the date of exchange. The Company expects the corrected misstatement to have the following impact on its restated condensed consolidated interim financial statements as of and for the three and six months ended November 30, 2019:

●
Decrease non-current liabilities by approximately $2.9 million,
●
Increase common stock and additional paid-in capital by approximately $7.0 million,
●
Decrease net income and increase accumulated deficit by approximately $4.1 million, and
●
No impact on its reported cash balance at November 30, 2019.

The Company will restate its previously issued unaudited condensed consolidated interim financial statements as of and for the three and six months ended November 30, 2019 through the filing of an amended Quarterly Report on Form 10-Q for such period (the “Restatement”). This amended Form 10-Q/A2 will be filed with the SEC as soon as reasonably practicable. The Restatement does not impact the Company’s previously issued audited consolidated financial statements as of and for the year ended May 31, 2019 or any other prior period.

Forward-Looking Statements

Certain statements included in this Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the effects of the restatement of the Company’s past financial statements and the expected timing of filing of the Company’s amended Quarterly Report on Form 10-Q. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements of the Company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates,” or “plans” to be uncertain and forward-looking. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 31, 2019 and the Company’s other filings with the SEC. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOTA COMMUNICATIONS, INC.

Date: March 6, 2020	By:	/s/ Terrence DeFranco
Name: Terrence DeFranco
Title: Chief Executive Officer

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